EXHIBIT 23.4

                               Williams & Connolly
                            725 Twelfth Street, N.W.
                             Washington, D.C. 20005

                         CONSENT OF WILLIAMS & CONNOLLY

         We hereby consent to the use of our name under the headings "Legal Matters" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-74455) filed by World Omni 1999-A Automobile Lease Securitization Trust, World Omni Lease Securitization L.P., World Omni LT and Auto Lease Finance L.P. with the Securities and Exchange Commission (the "SEC") on March 16, 1999, as it may be further amended and declared effective by the SEC.

Date: August 19, 1999

                                            WILLIAMS & CONNOLLY


                                            By: /s/ Charles A. Sweet
                                                -----------------------------
                                                Charles A. Sweet, a partner